UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Columbus Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-5338217 (I.R.S. Employer Identification No.)
153 East 53rd Street, 58th Floor New York, NY 10022 (212) 418-9600 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-138890.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units	American Stock Exchange
Common Stock, $0.0001 par value	American Stock Exchange
Warrants	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant's Securities to be Registered.

The information required by this item is contained under the heading Description of Securities in the registration statement to which this Form 8-A relates (File No. 333-138890) (the “Registration Statement”), and is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference:

*3.1	Form of Amended and Restated Certificate of Incorporation of Registrant.

*3.2	Bylaws of Registrant.

*4.1	Specimen Unit Certificate.

*4.2	Specimen Common Stock Certificate.

*4.3	Specimen Warrant Certificate.

*4.4	Form of Unit Purchase Option.

*4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.

_________________________

* Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-138890.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Columbus Acquisition Corp.

By:	/s/ Andrew Intrater
Name: Andrew Intrater
Title: Chairman of the Board and Chief Executive Officer

Date: May 14, 2007

INDEX TO EXHIBITS

Number	Description
3.1	Amended and Restated Certificate of Incorporation of Columbus Acquisition Corp.*
3.2	Bylaws of Columbus Acquisition Corp.*
4.1	Specimen Unit Certificate*
4.2	Specimen Common Stock Certificate*
4.3	Specimen Warrant Certificate*
4.4	Form of Unit Purchase Option.*
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*

______________________________
* Incorporated by reference to the corresponding exhibit filed with the Registrant’s Registration Statement on Form S-1, SEC File No. 333-138890.